Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports dated February 24, 2009 for Legg Mason Partners Corporate Bond Fund and Legg Mason Partners Short-Term Bond Fund, each a series of the Legg Mason Partners Income Trust, as of December 31, 2008, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

March 20, 2009